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IDS Life of New York Account 7
Registration No. 33-10334/811-4913

3.             Financial Statement Schedules and Report of Independent
               Auditors.

5.             Financial Data Schedules.
                   IDS Life of New York Account 7
                   IDS Life Insurance Company of New York

7.(c)          Consent of Independent Auditors.

7.(d)          Power of Attorney.